SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2005

Alaska Pacific Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Alaska	0-26003	92-0167101
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

2094 Jordan Avenue, Juneau, Alaska		99801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (907) 789-4844

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit

    News release of Alaska Pacific Bancshares, Inc. dated March 14, 2005.

Item 9. Regulation FD Disclosure

On March 14, 2005, Alaska Pacific Bancshares, Inc. issued its earnings release for the quarter ended December 31, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information being furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition." The information in this report shall not be treated as "filed" for purposes of the Securities Exchange Act of 1934 and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

                                                                                              ALASKA PACIFIC BANCSHARES, INC.

 DATE: March 14, 2005                                                         By:       /s/Roger K. White
                                                                                                         Roger K. White
                                                                                                         Senior Vice President and
                                                                                                               Chief Financial Officer

Exhibit 99.1

News Release
For Immediate Release

ALASKA PACIFIC ANNOUNCES RECORD RESULTS
FOR FOURTH QUARTER AND YEAR

JUNEAU, Alaska, March 14, 2005 -- Alaska Pacific Bancshares, Inc. (OTCBB: AKPB), the parent company of Alaska Pacific Bank, announced near-record net income for 2004 of $708,000, or $1.12 per diluted share, an increase of 41% over the $503,000 ($.81 per share) earned in 2003. Net income for the fourth quarter was $165,000, or $.26 per diluted share, compared with $176,000 ($.28 per share) in the third quarter and $117,000 ($.19 per share) in the fourth quarter of 2003. The 2004 increases over 2003 were primarily the result of improving net interest income, with annual increases of 13% for the year and $11% for the quarter.

Specifically, net interest income increased $869,000 (13%) for the year 2004 compared to 2003, as a result of growth in the loan portfolio and an improvement in the mix of both assets and liabilities. Average loans, including loans held for sale, increased more than 26% to $139.2 million, while investment securities and other lower-yielding assets decreased. On the liability side of the balance sheet, while total average deposits increased 5.3%, that increase was net of a 5.5% decrease in average certificates of deposit and a 9.6% increase in relatively lower-cost demand and savings accounts.

These factors are reflected in an improved net interest margin on total average assets, which increased to 4.54% for 2004 from 4.20% in 2003.

Loans (excluding loans held for sale) were $138.4 million at the end of 2004, an increase of 10.5% from a year ago and 1.3% from last quarter. Production of new loans remained strong throughout the year except for mortgage loans, for which production declined to $30.4 million from $48.7 million in 2003, a 37.6% decrease.

Total nonperforming assets at December 31, 2004 were $1.5 million compared with $616,000 at the end of 2003. This increase is primarily the result of a large restructured loan placed on nonaccrual status until a pattern of payment has been established.

Noninterest income, excluding gains on sale of mortgage loans, increased a modest $19,000 (1.8%) in 2004 compared with 2003. After several years of double-digit growth in service charge revenue, the rate of growth slowed in 2004, at least partly because of the introduction of free checking accounts.

Noninterest expense in 2004 increased $360,000 (5.1%) for the year and $187,000 (10.6%) for the fourth quarter, each in comparison with 2003. The growth in expense was the result of normal cost increases as well as gradual increases in staffing for commercial lending and business development.

As previously announced, the Company declared a regular quarterly dividend of $.07 per share, payable February 25, 2005, to shareholders of record as of February 14, 2005.

Forward-Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the economy in Southeast Alaska, the real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission.

Contact:   Roger K. White                                                      Craig E. Dahl
                 Senior Vice President and CFO             or               President and CEO
                 907-790-5135                                                         907-790-5101

Alaska Pacific Bancshares, Inc.
Financial Highlights (Unaudited)
Year and Fourth Quarter 2004
(dollars in thousands, except per-share amounts)

	Year Ended
	December 31, 2004	December 31, 2003
Condensed Income Statement:
Interest income	$9,201	$8,628
Interest expense	(1,625)	(1,921)
Net interest income	7,576	6,707
Provision for loan losses	(360)	(195)
Gain on sale of mortgage loans	323	344
Other noninterest income	1,063	1,044
Loss on sale of building	-	(85)
Other noninterest expense	(7,422)	(7,062)
Net income before income tax	1,180	838
Income tax (expense) benefit	(472)	(335)
Net income	$ 708	$ 503

Earnings per share:
Basic	$1.18	$.86
Diluted	1.12	.81

Performance Ratios:
Return on average equity	4.54%	3.34%
Return on average assets	0.42	.32
Yield on average earning assets	5.88	5.79
Cost of average interest-bearing liabilities	1.28	1.55
Interest rate spread	4.60	4.25
Net interest margin on:
Average earning assets	4.84	4.50
Average total assets	4.54	4.20
Efficiency ratio (a)	85.91	91.11

Average balances:
Loans	$139,247	$110,125
Earning assets	156,438	148,906
Assets	166,722	159,606
Interest-bearing deposits	117,354	114,580
Total deposits	139,727	132,710
Interest-bearing liabilities	126,583	124,037
Shareholders' equity	15,602	15,039

Average shares outstanding:
Basic	597,845	584,940
Diluted	632,616	620,245

	Three Months Ended
	December 31, 2004	September 30, 2004	December 31, 2003
Condensed Income Statement:
Interest income	$2,362	$2,357	$2,169
Interest expense	(417)	(409)	(417)
Net interest income	1,945	1,948	1,752
Provision for loan losses	(60)	(150)	(60)
Gain on sale of mortgage loans	95	60	23
Other noninterest income	240	297	238
Other noninterest expense	(1,945)	(1,862)	(1,758)
Net income before income tax	275	293	195
Income tax expense	(110)	(117)	(78)
Net income	$ 165	$ 176	$ 117

Earnings per share:
Basic	$ .27	$ .29	$ .20
Diluted	.26	.28	.19

Performance Ratios:
Return on average equity	4.16%	4.50%	3.08%
Return on average assets	0.39	0.41	0.29
Yield on average earning assets	6.01	5.88	5.68
Cost of average interest-bearing liabilities	1.32	1.28	1.31
Interest rate spread	4.69	4.60	4.37
Net interest margin on:
Average earning assets	4.95	4.86	4.59
Average total assets	4.65	4.55	4.28
Efficiency ratio (a)	89.02	82.94	88.34

Average balances:
Loans	$144,250	$144,341	$121,042
Earning assets	157,267	160,395	152,832
Assets	167,406	171,287	163,671
Interest-bearing deposits	116,212	118,767	117,874
Total deposits	140,023	143,848	137,759
Interest-bearing liabilities	126,205	127,759	127,169
Shareholders' equity	15,882	15,654	15,179

Average shares outstanding:
Basic	600,818	598,706	588,376
Diluted	633,988	631,042	623,864

	December 31,	September 30,	December 31,
	2004	2004	2003
Balance sheet data:
Total assets	$163,786	$177,450	$164,559
Loans, before allowance	138,433	136,643	125,282
Loans held for sale	1,137	14,687	2,938
Investment securities	7,897	8,610	11,292
Total deposits	137,784	146,632	138,612
Federal Home Loan Bank advances	8,333	14,105	9,219
Shareholders' equity	16,005	15,761	15,257

Shares outstanding (b)	627,754	627,754	626,132

Book value per share	$25.49	$25.11	$24.37

Asset quality:
Allowance for loan losses	$1,380	$1,336	$1,159
Allowance as a percent of loans	1.00%	0.99%	0.93%
Nonaccrual loans	$1,473	$1,117	$313
Total nonperforming assets	1,520	1,117	616
Net chargeoffs (recoveries) for quarter	16	98	2
Net chargeoffs for year	139		188

  Noninterest expense divided by the sum of net interest income and noninterest income, excluding gains on sale of loans or securities.
  Excludes only treasury stock.